EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-34272, 333-34270, 333-82680, 333-123692, 333-170810, 333-179955, and 333-232088) and Form S-4 (No. 333-227301) of Cabot Microelectronics Corporation of our report dated November 27, 2019 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
November 27, 2019